David S. Katz
LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS
Know all by these presents, that
the undersigned hereby makes, constitutes and appoints each of Gregory M. Nichols and Suzanne J. Roberts, each acting individually, as the undersigneds true and lawful attorney in fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to 1.prepare, execute, acknowledge, deliver and file Forms
3, 4, and 5 including any amendments
thereto with respect to the securities
of Gevity HR, Inc. a Florida corporation the Company, with the United States
Securities and Exchange Commission, any
national securities exchanges and the
Company, as considered necessary or
advisable under Section 16a of the
Securities Exchange Act of 1934 and the
rules and regulations promulgated
thereunder, as amended from time to time the Exchange Act 2.seek or obtain, as the undersigneds representative and on the undersigneds behalf, information on transactions in the Companys securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information and 3.perform any and all other acts which in the discretion of such attorney in fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing. The undersigned acknowledges that 1.this Power of Attorney authorizes, but does not require, each such attorney in fact to act in their discretion on information provided to such attorney in fact without independent verification of such information 2.any documents prepared and or executed by either such attorney in fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney in fact, in his discretion, deems necessary or desirable neither the Company nor either of such 3.attorneys-in-fact assumes i. any liability for the undersigned's responsibility to comply with the requirement of the Exchange Act, ii.
any liability of the undersigned for any failure to comply with such requirements, or
iii. any obligation or liability of the
undersigned for profit disgorgement under
Section 16b of the Exchange Act and
this Power of Attorney does not
relieve the undersigned from responsibility for compliance with the undersigneds obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act. The undersigned hereby gives and grants each of the foregoing attorneys in fact full power and authority to do perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that each such attorney in fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.
This Power of Attorney shall remain in
full force and effect until revoked by the undersigned in a signed writing delivered to each such attorney in fact. IN WITNESS
WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 17th day of December 2003.
David S. Katz
Signature
David S. Katz
Print Name
STATE OF Illinois
COUNTY OF Cook
On this 17th day of December 2003,
David S. Katz personally appeared before me, and acknowledged that he executed the foregoing instrument for the purposes therein contained. IN WITNESS WHEREOF, I have hereunto set my hand and official seal.
Alexandra S. Goodrich
Notary Public
My Commission Expires April 5, 2006